Code Green Apparel Corp. 8-K

Exhibit 10.3

FORM OF RESTRICTED STOCK AGREEMENT

Executive	Grant Date	Number of Restricted Shares
[Executive]	April 1, 2016	[3,750,000/3,250,000]

RECITALS:

Code Green Apparel Corp. (the “Company”) and Executive have previously entered into an Executive Employment Agreement dated March [ ], 2016 (the “Employment Agreement”) setting forth some of the terms of Executive’s employment and post-employment relationships with Company. Capitalized terms used herein, but not otherwise defined, shall have the meanings given to such terms of the Employment Agreement.

The Board of Directors has determined to award to the Executive shares of the common stock of the Company (“Common Stock”), subject to the restrictions contained herein.

NOW, THEREFORE, for good and valuable consideration, including the mutual promises set forth in this agreement and the Employment Agreement and the benefits that the Company expects to derive in connection with the services to be hereafter rendered to it or its subsidiaries by the Executive, the Company and the Executive hereby agree as follows:

ARTICLE I

RESTRICTED SHARES

1.1   Award of Restricted Shares. The Company hereby awards to the Executive the number of shares of Common Stock listed above under the heading “Number of Restricted Shares” (the “Restricted Shares”), subject to the restrictions contained herein.

1.2   Vesting of the Restricted Shares. Subject to the terms of this Agreement, the Restricted Shares shall vest in accordance with the following schedule:

Shares Vesting
March 31, 2017	100%

(a)   Termination Due to Death, Disability, End of Term, By Company for Cause, or By Executive Other Than for Good Reason. If Executive’s employment is terminated pursuant to Section 3.1.1 (death), Section 3.1.2 (disability), Section 3.1.3 (the end of the Initial Term if either Party has timely delivered a Non-Renewal Notice as provided in Section 1.1 or the end of any Automatic Renewal Term pursuant to which either Party has timely delivered a Non-Renewal Notice as provided in Section 1.1), Section 3.1.4 (without Good Reason by the Executive), or Section 3.1.5 (by the Company for Cause) of the Employment Agreement, the vesting of the Restricted Shares shall, on the date of such termination, cease and any unvested Restricted Shares shall be forfeited by Executive and revert to the Company.

(b)   Termination By Company Without Cause or By Executive for Good Reason. If Executive’s employment is terminated by Executive pursuant to Section 3.1.6 (Good Reason), or pursuant to Section 3.1.7 (without Cause by the Company) of the Employment Agreement, any Restricted Shares that are scheduled to vest during the period through the end of the Initial Term or the then current Automatic Renewal Term, as applicable, of the Employment Agreement, shall immediately vest.

Any Restricted Shares which do not vest shall be forfeited by Executive and revert to the Company. The period during which the Restricted Shares are unvested is referred to herein as the Restricted Period.

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1.3   Shareholder Status. Prior to the vesting of the Restricted Shares, Executive shall have the right to vote the Restricted Shares, the right to receive and retain all regular cash dividends paid or distributed in respect of the Restricted Shares, and except as expressly provided otherwise herein, all other rights as a holder of outstanding shares of Common Stock. Notwithstanding the foregoing, the Executive shall not have the right to vote or to receive dividends with respect to the Restricted Shares with respect to record dates occurring after any of the Restricted Shares revert to the Company pursuant to Section 1.2 hereof. Until the Restricted Shares vest pursuant to Section 1.2 hereof, the Company shall retain custody of the stock certificates representing the Restricted Shares. As soon as practicable after the lapse of the restrictions, the Company shall issue or release or cause to be issued or released certificate(s) representing the shares, less any shares used to satisfy the obligation to withhold income and/or employment taxes in connection with the vesting of any Restricted Shares. The Executive shall give the Company a stock power for such Restricted Shares duly endorsed in blank which will be used in the event shares are forfeited in whole or in part.

1.4  Prohibition Against Transfer. During the Restricted Period, the Restricted Shares may not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) by the Executive, or be subject to execution, attachment or similar process. Any transfer in violation of this Section 1.4 shall be void and of no further effect.

1.5   Forfeited Shares. The Company and/or the Company’s transfer agent shall be authorized to take whatever action necessary, if any, following a forfeiture of Restricted Shares to reflect the cancellation of the Restricted Shares subject to such forfeiture (the “Forfeited Shares”), which shall not require the approval and/or consent of Executive, and provided that by agreeing to the terms and conditions of this Agreement, Executive hereby agrees to release the Company and the Company’s transfer agent from any and all liability whatsoever in connection with the cancellation of the Forfeited Shares following a forfeiture (a “Cancellation”). Notwithstanding the above, Executive hereby covenants that he will, whenever and as reasonably requested by the Company and the transfer agent, at his sole cost and expense, do, execute, acknowledge and deliver any and all such other and further acts, deeds, assignments, transfers, conveyances, confirmations, powers of attorney and any instruments of further assurance, approvals and consents as the Company or the transfer agent may reasonably require in order to complete, insure and perfect the Cancellation, if such may be reasonably required by the Company and/or the Company’s transfer agent.

ARTICLE II

TAX MATTERS

2.1   Tax Responsibility. The Executive (and not the Company) shall be responsible for the Executive’s federal, state, local or foreign tax liability and any of the Executive’s other tax consequences that may arise as a result of the transactions contemplated by this Agreement. The Executive shall rely solely on the determinations of the Executive’s tax advisors or the Executive’s own determinations, and not on any statements or representations by the Company or any of its agents, with regard to all such tax matters. The acquisition of the Restricted Shares may result in adverse tax consequences that may be avoided or mitigated by filing an election under Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”). Such election may be filed only within thirty (30) days after the date of this Agreement. The Executive should consult with a tax advisor to determine the tax consequences of acquiring the Restricted Shares and the advantages and disadvantages of filing the Code Section 83(b) election. The Executive acknowledges that it is the Executive’s sole responsibility, and not the Company’s, to file a timely election under Section 83(b) of the Code, even if the Executive requests the Company or its representatives make this filing on the Executive’s behalf. Attached is a form 83(b) election as Exhibit A for convenience.

2.2   Withholding Tax Payment. To the extent that the receipt of the Restricted Shares or the vesting or repurchase of the Restricted Shares results in income to the Executive for federal, state or local income tax purposes, the Executive shall deliver to the Company at the time the Company is obligated to withhold taxes in connection with such receipt or vesting, as the case may be, such amount as the Company requires to meet its withholding obligation under applicable tax laws or regulations, and if the Executive fails to do so, the Company has the right and authority to deduct or withhold from other compensation payable to the Executive an amount sufficient to satisfy its withholding obligations.

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ARTICLE III

REPRESENTATIONS, WARRANTIES AND CONFIRMATIONS OF EXECUTIVE

3.1   Representations, Warranties and Confirmations of Executive. The Executive hereby represents, warrants and confirms the following to the Company:

a.   Executive recognizes that the Restricted Shares (the “Securities”) have not been registered under the Securities Act of 1933, as amended (the “1933 Act,” or the “Act”), nor under the securities laws of any state and, therefore, cannot be resold unless the resale of the Securities is registered under the 1933 Act or unless an exemption from registration is available. Executive may not sell the Securities without registering them under the 1933 Act and any applicable state securities laws unless exemptions from such registration requirements are available with respect to any such sale. The Company is under no obligation to register such Securities under the 1933 Act or under any state “Blue Sky” laws prior to or subsequent to their issuance;

b.   Executive acknowledges that he is a “sophisticated investor” (i.e., has experience and knowledge in and with investments in companies similar to the Company); has, prior to the date of this Agreement, been given an opportunity to review material contracts and documents of the Company and has had an opportunity to ask questions of and receive answers from the Company’s officers and directors and has no pending questions as of the date of this Agreement; and is not relying on any oral representation of the Company or any other person, nor any written representation or assurance from the Company in connection with such Executive’s acceptance of the Securities and investment decision in connection therewith. The Executive acknowledges that due to Executive’s status as an employee of the Company, the Executive has knowledge of the financial condition, business operations, risks affecting the business operations of, and results of operations of the Company;

c.   Executive has such knowledge and experience in financial and business matters such that Executive is capable of evaluating the merits and risks of an investment in the Securities and of making an informed investment decision, and does not require a representative in evaluating the merits and risks of an investment in the Securities;

d.   Executive recognizes that an investment in the Company is a speculative venture and that the total amount of consideration tendered in connection with the Securities is placed at the risk of the business and may be completely lost. The ownership of the Securities as an investment involves special risks;

e.   Executive realizes that the Securities cannot readily be sold as they will be restricted securities and therefore the Securities must not be accepted unless Executive has liquid assets sufficient to assure that Executive can provide for current needs and possible personal contingencies;

f.   Executive confirms and represents that he is able (i) to bear the economic risk of the Securities, (ii) to hold the Securities for an indefinite period of time, and (iii) to afford a complete loss of the Securities. Executive also represents that he has (i) adequate means of providing for his current needs and possible personal contingencies, and (ii) has no need for liquidity in the Securities;

g.   All information which Executive has provided to the Company concerning Executive’s financial position and knowledge of financial and business matters is correct and complete as of the date hereof;

h.   Executive has carefully considered and has, to the extent he believes such discussion necessary, discussed with his professional, legal, tax and financial advisors, the suitability of an investment in the Securities for his particular tax and financial situation and his advisers, if such advisors were deemed necessary, have determined that the Securities are a suitable investment for him;

i.   Executive has not become aware of and has not been offered the Securities by any form of general solicitation or advertising, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine, or other similar media or television or radio broadcast or any seminar or meeting where, to the Executive’s knowledge, those individuals that have attended have been invited by any such or similar means of general solicitation or advertising;

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j.   Executive understands that the Securities are being offered to him in reliance on specific exemptions from or non-application of the registration requirements of federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Executive set forth herein in order to determine the applicability of such exemptions and the suitability of Executive to acquire the Securities. All information which Executive has provided to the Company concerning the undersigned’s knowledge of financial and business matters is correct and complete as of the date hereof;

k.   the Company is under no obligation to register or seek an exemption under any federal and/or state securities acts for any sale or transfer of the Securities by Executive, and Executive is solely responsible for determining the status, in his hands, of the Securities acquired in connection herewith and the availability, if required, of exemptions from registration for purposes of sale or transfer of the Securities;

l.   No federal or state agency has made any finding or determination as to the fairness of the Securities for investment or any recommendation or endorsement of the Securities. The Securities have not been registered under the 1933 Act or the securities laws of any State and are being offered and sold in reliance on exemptions from the registration requirements of the 1933 Act and such state laws;

m.   The Executive is acquiring the Securities for his own account for long-term investment and not with a view toward resale, fractionalization or division, or distribution thereof, and he does not presently have any reason to anticipate any change in his circumstances, financial or otherwise, or particular occasion or event which would necessitate or require his sale or distribution of the Securities. No one other than the Executive has any beneficial interest in said securities. The Executive is receiving the Securities for his account for the purpose of investment and not with a view to, or for sale in connection with, any distribution thereof; and

n.   The Executive understands and agrees that a legend has been or will be placed on any certificate(s) or other document(s) evidencing the Securities in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY STATE SECURITIES ACT. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS (I) THEY SHALL HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND ANY APPLICABLE STATE SECURITIES ACT, OR (II) THE CORPORATION SHALL HAVE BEEN FURNISHED WITH AN OPINION OF COUNSEL, SATISFACTORY TO COUNSEL FOR THE CORPORATION, THAT REGISTRATION IS NOT REQUIRED UNDER ANY SUCH ACTS.

ARTICLE IV

MISCELLANEOUS

4.1   References to Employment Agreement. All references to the Employment Agreement herein shall refer to the Employment Agreement in effect on the date of grant of Restricted Shares. Notwithstanding that, at the time of a termination of Executive’s employment, the Executive and Company may no longer be parties to such Employment Agreement or may have amended such Employment Agreement, this Agreement shall be interpreted as if such Employment Agreement were still in place (including any requirements to give notice, etc.).

4.2   Taxes. The Company may require payment of or withhold any income or employment tax which it believes is payable as a result of the grant or vesting of the Restricted Shares or any payments thereon or in connection therewith, and the Company may defer making delivery with respect to the shares until arrangements satisfactory to the Company have been made with regard to any such withholding obligation.

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4.3   No Employment Rights. The award of the Restricted Shares pursuant to this Agreement shall not give the Executive any right to remain employed by the Company or any affiliate thereof.

4.4   Notices. Any notice to be given to the Company under the terms of this Agreement shall be governed by the terms of the Employment Agreement.

4.5   Governing Law. This Agreement and all questions arising hereunder or in connection herewith shall be determined in accordance with the laws of the State of Nevada without giving effect to its conflicts of law provisions.

IN WITNESS WHEREOF, the parties have caused this Agreement to be effective as of the date first written above.

COMPANY:	PARTICIPANT:

Code Green Apparel Corp.
A Nevada corporation

George J. Powell, III	[Executive]
Chief Executive Officer

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EXHIBIT A

ELECTION TO INCLUDE VALUE OF RESTRICTED PROPERTY IN GROSS INCOME IN YEAR OF TRANSFER
UNDER CODE §83(b)

The undersigned hereby elects pursuant to Section 83(b) of the Internal Revenue Code with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder.

1.	The name, address, and taxpayer identification number of the undersigned are:

Name:
Spouse’s Name:
Address:
City, State, Zip:
Soc. Sec. Number:
Spouse’s Soc. Sec. Num:

2.	The property with respect to which this election is being made consists of [3,750,000/3,250,000] shares of Common Stock (the “Shares”) of CODE GREEN APPAREL CORP., a Nevada corporation (the “Company”).

3.	The date on which the property was transferred was _________ ___, _____.

4.	The Shares are subject to forfeiture and repurchase, subject to the undersigned’s continuing performance of service on behalf of the Company, as set forth in a Restricted Stock Award Agreement entered into by the undersigned in connection with the undersigned’s acquisition of such Shares.

5.	The fair market value at the time of the transfer (determined without regard to any restrictions, other than those which by their term will never lapse) of the Shares is $______ per Share.

6.	The Shares were acquired by the undersigned in consideration for services.

7.	A copy of this statement has been furnished to the Company.

Dated: __________ ___, _____

Taxpayer:
Print Name:

Spouse:
Print Name:

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